Exhibit 5.1

August 16, 2024

NeuroSense Therapeutics Ltd.
11 HaMenofim Street, Building B
Herzliya 562 Israel

Re: NeuroSense Therapeutics Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel for NeuroSense Therapeutics Ltd., a company organized under the laws of Israel (the “Company”), in connection with the issuance and sale by the Company of ordinary shares of the Company, no par value per share (the “Ordinary Shares”), through JonesTrading Institutional Services LLC (the “Agent”) pursuant to the Sales Agreement, dated August 16, 2024 (the “Sales Agreement”), between the Company and the Agent. The Ordinary Shares will be issued pursuant to a registration statement on Form F-3 (Registration Statement No. 333-269306) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus contained therein, and the prospectus supplement dated August 16, 2024 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act.

In connection therewith, we have examined and relied upon copies of the Registration Statement, the Company’s amended and restated articles of association, and such corporate records, certificates, instruments, and other documents relating to the Company and such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, certificates instruments and documents we have reviewed, and the legal capacity of all natural persons. As to any facts material to such opinion, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We have also assumed that (i) prior to the issuance of any of Ordinary Shares under the Sales Agreement, the price, number of Ordinary Shares and certain other terms of issuance with respect to any specific Placement Notice delivered under the Sales Agreement will be authorized and approved by the Company’s board of directors or a pricing committee of the Company’s board of directors in accordance with Israeli law (the “Corporate Proceedings”) and (ii) upon the issuance of any Ordinary Shares, the total number of Ordinary Shares issued and outstanding will not exceed the total number of Ordinary Shares that the Company is then authorized to issue under its amended and restated articles of association. Our opinions are limited to the issuance of Ordinary Shares under the Sales Agreement for aggregate gross proceeds not exceeding lesser of (A) the number or dollar amount of Ordinary Shares available for issuance under the Registration Statement (as such amount may be increased by filing a post-effective amendment to the Registration Statement under Rule 462(b) of the Securities Act, as permitted by applicable securities laws) and (B) the number or dollar amount of Ordinary Shares permitted to be sold under Form F-3 (including General Instruction I.B.5 thereof, as applicable) and under the Prospectus Supplement, which is the maximum amount that has been authorized by the Company’s board of directors as of the date hereof.

Based upon the foregoing and in reliance thereon, assuming the completion of the Corporate Proceedings in connection with the delivery of a specific Placement Notice, we are of the opinion that the Ordinary Shares to be offered and sold under the Sales Agreement have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Sales Agreement, will be validly issued, fully paid and non-assessable.

We are members of the Israeli bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

We hereby consent to the filing of this opinion as an exhibit 5.1 to the Company’s Current Report on Form 6-K to be submitted with the Commission on or about August 16, 2024, which will be incorporated by reference in the Registration Statement, and to the reference to our name under the caption “Legal Matters” in the prospectus supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Goldfarb Gross Seligman & Co.